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                                                                Exhibit 15







                                                October 16, 1995



Tishman Speyer Properties, L.P.

David Rockefeller

Exor Group S.A.

Troutlet Investments Corporation



            Reference is made to the Letter Agreements, dated October 1, 1995, as amended by the Letter Agreement, dated October 6, 1995, among Whitehall Street Real Estate Limited Partnership V, Goldman, Sachs & Co., Goldman Sachs Mortgage Company, Tishman Speyer Properties, L.P. and David Rockefeller, as further amended by the Letter Agreement, dated October 11, 1995, among the parties hereto (collectively, the "Investor Group Letter"), relating to their proposal to acquire Rockefeller Center Properties, Inc. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Investor Group Letter.

            The parties hereto hereby agree as follows:

            The Proposal, dated October 1, 1995, shall remain open until the close of business on Monday, October 23, 1995 (subject to the terms and conditions contained in the Proposal).

            This letter may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

            If the foregoing correctly sets forth the agreement reached among the parties hereto with respect to the subject matter hereof, kindly execute this letter in the space provided below, at which time this letter shall serve

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as a binding and enforceable agreement among the parties hereto.

                                    Very truly yours,

                                    WHITEHALL STREET REAL ESTATE
                                    LIMITED PARTNERSHIP V

                                    GOLDMAN, SACHS & CO.

                                    GOLDMAN SACHS MORTGAGE COMPANY



                                    By:  /s/ Daniel M. Neidich
                                       Name:
                                       Title:


ACCEPTED AND AGREED TO:

TISHMAN SPEYER PROPERTIES, L.P.
By:   Tishman Speyer Properties, Inc.
      its general partner


      By:  /s/ Jerry I. Speyer
         Name:
         Title:



   /s/ David Rockefeller*
David Rockefeller

*By:   /s/ Peter W. Herman
      Peter W. Herman
      Attorney-in-Fact


EXOR GROUP S.A.



By:   /s/ Ernest Rubenstein
      Ernest Rubenstein
      Attorney-in-Fact

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TROUTLET INVESTMENTS CORPORATION



By:   /s/ Andreas C. Dracopoulos
      Andreas C. Dracopoulos
      Attorney-in-Fact